UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida	1-33718	65-0945967

(State or other jurisdiction of incorporation)	(Commission File Number) Identification No.)	(IRS Employer

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 835-1500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2009, at a meeting of the Board of Directors of Bioheart, Inc. (the “Company”), the Board of Directors decided that several of its Directors will join the Company’s executive management team. In addition to assuming the position of Chairman of the Company’s Board of Directors, Karl E. Groth, Ph.D., became the Chief Executive Officer; Peggy A. Farley became Chief Operating Officer; and Mark P. Borman became Chief Financial Officer.  Howard Leonhardt, who resigned from the Board of Directors, will continue as Chief Scientific and Technology Officer, and Chairman of the Scientific Advisory Board of the Company.

Mr. Leonhardt, informed the Board of Directors that the reason for his resignation as a Director and as the Company’s Chief Executive Officer is the desire to concentrate his efforts on enhancing the Company’s existing technologies and strengthening its position as the leader within the cardiovascular arena of the stem cell therapy industry.

Karl E. Groth, Ph.D. -- Dr. Groth, who is 62, has served as a member of the Company’s Board of Directors since January 2009. Dr. Groth is co-founder, along with Ms. Farley, of the Ascent Medical Technology Funds and since May 2000 has served as President and CEO of Ascent Private Equity, the General Partner of the funds, which are focused on investments in medical device, life science and biotechnology. Dr. Groth has over 30 years experience in the health care industry. Dr. Groth received his B.S. from the State University of New York in biology, his M.S. in plant physiology from New York University and his Ph.D. in microbiology from the University of Minnesota. He has published over 30 peer-reviewed articles in professional journals. In addition, Dr. Groth continues to publish and present on topics including vascular disease and endovascular intervention.

Peggy A. Farley -- Ms. Farley, who is 62, has served as a member of the Company’s Board of Directors since January 2007. Ms. Farley was appointed to the Board as a representative of Ascent Medical Technology Funds. Since January 1998, Ms. Farley has served as a managing director of the general partner and co-founder of the Ascent Medical Technology Funds. She is also the President and Chief Executive Officer of Ascent Capital Management, Inc. From 1984 until 1997, Ms. Farley was Chief Executive Officer of a set of firms that she developed as the locus for investment in the United States for non-US investors, engaging in venture capital investments, identifying and conducting acquisition transactions in the United States and South Asia as well as directing the management of private and corporate assets. From 1978 to 1984, she was with Morgan Stanley & Co. Incorporated, in the International Group of the Corporate Finance Division. Prior to joining Morgan Stanley, Ms. Farley served as consultant to U.S. corporations, including Avon, Ingersoll-Rand, Citibank, and Morgan Stanley. Her career in business began in the mid-1970s in Citibank’s Athens-based Middle East and North Africa Regional Office. She received an M.A. from Columbia University in 1972 and an A.B. from Barnard College in 1970.

Mark P. Borman -- Mr. Borman, who is 54, has served as a member of the Company’s Board of Directors since May 2009. Mr. Borman is a seasoned financial officer with more than 30 years of broad-based financial and investor relations experience. He most recently served as Vice President, Investor Relations and Treasurer of ADC Telecommunications from 1998 to 2008. During his career, Mr. Borman has held positions with General Instrument Corporation, First Chicago Corporation, FMC Corporation, Price Waterhouse, and KMG. Mr. Borman received his B.A. in Accounting from Michigan State University and his MBA from the University of Chicago Graduate School of Business.  He is a Certified Public Accountant and Chartered Financial Analyst and has experience as an advisor, board member, faculty, speaker, and mentor.

The Company issued a press release on August 18, 2009 with regard to the resignation and appointments. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

99.1	Press Release of Bioheart, Inc. dated August 18, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009

BIOHEART, INC.
By:	/s/ Karl Groth
Karl Groth Chairman of the Board of Directors and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Bioheart, Inc. dated August 18, 2009